Exhibit 10.7
BILL OF SALE AND DEBT GUARANTY AGREEMENT
     This Bill of Sale and Debt Guaranty Agreement (this “Agreement”) is made and entered into as of the 22nd day of November, 2005 by and between ELECTRIC CITY CORP., a Delaware corporation (“Electric City”) and ELC VNPP SUB I, LLC, a Delaware limited liability company (“Sub I”).
W I T N E S S E T H:
     WHEREAS, Electric City and Commonwealth Edison Company, an Illinois public utility company (“ComEd”), are parties to that certain Agreement dated September 9, 2003, a copy of which is attached hereto as Exhibit A (the “ComEd Agreement”), pursuant to which Electric City is developing in northern Illinois a large-scale, automatic power curtailment system designed to curtail power at participating customer sites to be known as the “Virtual Negawatt Power” system plan (the “VNPPTM”) for use by certain select customers of ComEd;
     WHEREAS, to finance its business operations, Electric City has authorized the sale to Laurus Master Fund, Ltd. (“Laurus”) of that certain Convertible Term Note dated November 22, 2005 made by Electric City in favor of Laurus in the aggregate principal amount of Five Million Dollars ($5,000,000), a copy of which is attached hereto as Exhibit B (the “Note”), and has entered into that certain Securities Purchase Agreement dated as of November 22, 2005 by and between Electric City and Laurus, a copy of which is attached hereto as Exhibit C (the “Securities Purchase Agreement”, and together with the Note the “Loan Documents”);
     WHEREAS, Sub I is a wholly-owned subsidiary of Electric City;
     WHEREAS, Electric City desires to sell, transfer and assign to Sub I that certain equipment of Electric City used by Electric City to perform the ComEd Agreement as set forth on Exhibit D attached hereto (collectively, the “Transferred Equipment”), and all rights of payment under the ComEd Agreement with respect to the Transferred Equipment; and
     WHEREAS, in consideration for being sold, transferred and assigned the Transferred Equipment and the related rights of payment under the ComEd Agreement, Sub I has agreed to guaranty the obligations of Electric City under the Loan Documents;
     NOW, THEREFORE, in consideration of the promises herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, it is hereby agreed as follows:
     1. Sale of Transferred Equipment; Assignment of Certain Payment Rights Under ComEd Agreement. On the terms and subject to the conditions set forth in this Agreement, Electric City hereby sells, transfers, assigns, conveys and delivers to Sub I, and Sub I hereby purchases, acquires and accepts from Electric City, (i) all of Electric City’s right, title and interest in, to and under the Transferred Equipment free and clear of all obligations other than those under the ComEd Agreement and free and clear of all liens other than those in favor of Laurus, and (ii) all of Electric City’s right, title and interest in and to payments to be received by it under the ComEd Agreement after the date hereof with respect to operation of the Transferred

Equipment. The assignment of Electric City’s right, title and interest in and to future payments under the ComEd Agreement with respect to operation of the Transferred Equipment shall be irrevocable so long as any indebtedness remains outstanding under the Note.
     2. Guaranty of Debt. In consideration of the above transfer of the Transferred Equipment and rights of payment, Sub I hereby agrees to guaranty payment of the principal amount of the Note, as and when the same becomes due, together with interest thereon and all fees, charges, expenses and all other amounts payable with respect to the Note pursuant to the Loan Documents, and to evidence such guaranty by executing and delivering to Laurus a Subsidiary Guaranty in the form which Laurus has requested, effective immediately.
     3. Retained Rights Under ComEd Agreement; Sales of Additional Equipment. Notwithstanding anything to the contrary contained herein, Electric City shall be entitled to continue to provide, install and operate additional equipment to Curtailment Candidates (as defined in the ComEd Agreement) pursuant to the ComEd Agreement (“Additional Equipment”). The parties agree that from time to time, Electric City may designate Additional Equipment which has been installed under the ComEd Agreement (“Qualified Additional Equipment”) for transfer to Sub I, together with assignment of Electric City’s right, title and interest in and to future payments to be received by it under the ComEd Agreement with respect to such Qualified Additional Equipment. When Electric City designates Qualified Additional Equipment for transfer to Sub I, the parties shall execute an addendum to this Agreement specifying the Qualified Additional Equipment and providing that Electric City also assigns its right, title and interest in and to future payments to be received by it under the ComEd Agreement with respect to such Qualified Additional Equipment, and Sub I shall thereupon acquire such Qualified Additional Equipment from Electric City.
     4. Compliance With ComEd Agreement. Sub I agrees that it shall use the Transferred Equipment and any Qualified Additional Equipment solely in compliance with the ComEd Agreement for so long as the ComEd Agreement is in effect. Electric City agrees, at Sub I’s cost and expense, to maintain, repair and replace the Transferred Equipment and Qualified Additional Equipment in accordance with the requirements of the ComEd Agreement is in effect.
     Notwithstanding anything to the contrary set forth herein, this Agreement is not intended to be an assignment of the ComEd Agreement in violation of the terms thereof. Each party hereto agrees that this Agreement does not relieve Electric City of its obligations to ComEd under the ComEd Agreement and is not intended to be a novation of the ComEd Agreement. To the extent that any one or more of the provisions of this Agreement shall be deemed to be in conflict with any one or more of the provisions of the ComEd Agreement or any obligation of Electric City thereunder, the parties hereto agree to amend this Agreement and to take such other actions as may be necessary to comply with the terms of the ComEd Agreement. Without limitation of the foregoing, each of Electric City and Sub I hereby covenant and agree to execute and deliver to each other party or ComEd such other further documents or instruments of assignment and transfer and to do such actions, supplemental or confirmatory, as may be required by such other party or ComEd in connection with the transactions contemplated herein.

     5. Compliance With Loan Documents; No Novation; Further Assurances. Sub I agrees that it shall not take any action with respect to the Transferred Equipment, any Qualified Additional Equipment or the ComEd Agreement in violation of the obligations of Electric City and its subsidiaries (including Sub I) to Laurus. Notwithstanding anything to the contrary set forth herein, this Agreement does not relieve Electric City of its obligations to Laurus under the Loan Documents and is not intended to be a novation of the Loan Document in any way. Electric City and Sub I each hereby covenant and agree to execute and deliver such agreements, instruments or documents as Laurus may require with respect to the transactions contemplated hereby.
     6. Miscellaneous.
     (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.
     (b) This Agreement may be modified or amended at any time by mutual written consent of both parties, provided that so long as any indebtedness under the Note remains outstanding no amendment hereto shall be effective unless also consented to by Laurus.
     (c) Neither party may assign any of its or his rights or delegate any of its obligations under this Agreement without the prior written consent of the other party and, if any indebtedness remains outstanding under the Note, the prior written consent of Laurus. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon and inure to the benefit of the successors and permitted assigns of the parties.
     (d) If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.
     (e) The headings of sections in this Agreement are provided for convenience only and will not affect its construction or interpretation.
     (f) This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.
[Balance of page intentionally left blank; signature page follows.]

     IN WITNESS WHEREOF, the parties hereto have executed this Bill of Sale and Debt Guaranty Agreement as of the date first above written.

ELECTRIC CITY CORP.
By:	/s/ John Mitola
	Name:	John Mitola
	Title:	Chief Executive Officer

ELC VNPP SUB I, LLC
By:	/s/ Jeffrey Mistarz
	Name:	Jeffrey Mistarz
	Title:	Chief Financial Officer

EXHIBIT A
COMED AGREEMENT

EXHIBIT B
SECURED CONVERTIBLE TERM NOTE

EXHIBIT C
SECURITIES PURCHASE AGREEMENT

EXHIBIT D
LIST OF TRANSFERRED EQUIPMENT